                                                                     EXHIBIT 4.4

                       ADVANTA CORP. EMPLOYEE SAVINGS PLAN

           (Amended and Restated Generally Effective January 1, 2001)

                                TABLE OF CONTENTS

Article                                                                                        Page
       INTRODUCTION..........................................................................   1

I.     DEFINITIONS...........................................................................   3

II.    ADMINISTRATION OF THE PLAN............................................................  15

III.   PARTICIPATION IN THE PLAN.............................................................  20

IV.    MEMBER AND PARTICIPATING COMPANY

                  CONTRIBUTIONS..............................................................  22

V.     MAXIMUM CONTRIBUTIONS AND BENEFITS....................................................  43

VI.    ADMINISTRATION OF FUNDS...............................................................  49

VII.   BENEFICIARIES AND DEATH BENEFITS......................................................  54

VIII.  BENEFITS FOR MEMBERS..................................................................  56

IX.    DISTRIBUTION OF BENEFITS..............................................................  57

X.     IN-SERVICE DISTRIBUTIONS..............................................................  64

XI.    LOANS.................................................................................  67

XII.   TITLE TO ASSETS.......................................................................  72

XIII.  AMENDMENT AND TERMINATION.............................................................  73

XIV.   LIMITATION OF RIGHTS..................................................................  75

XV.    MERGERS, CONSOLIDATIONS OR TRANSFERS OF

                  PLAN ASSETS................................................................  77

XVI.   PARTICIPATION BY RELATED ENTITIES.....................................................  78

XVII.  TOP-HEAVY REQUIREMENTS................................................................  79

XVIII. MISCELLANEOUS.........................................................................  84

                       ADVANTA CORP. EMPLOYEE SAVINGS PLAN

           (Amended and Restated Generally Effective January 1, 2001)

                                  Introduction

         This Plan was established July 1, 1973, by ADVANTA CORP., a Delaware corporation (the "Company"), formerly known as TSO Financial Corp., as the TSO Financial Corp. Employee Savings Plan. The Company amended, restated, and redesignated the TSO Financial Corp. Employee Savings Plan as the ADVANTA Corp. Employee Savings Plan (the "Plan") effective January 1, 1989. The Plan was subsequently amended and restated effective January 1, 1994 and July 1, 2000.

         The Plan is hereby amended and restated effective January 1, 2001 (the "Restatement Effective Date") or any such other effective dates indicated herein as applicable to incorporate all amendments adopted by the Board of Directors of the Company (the "Board") since its last restatement (i.e., Amendments No. 1-5) and all such amendments required by the Uruguay Round Agreements Act ("GATT"), Pub. L. 103-465, the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), Pub.L. 103-353; the Small Business Job Protection Act of 1996, ("SBJPA"), Pub. L. 104-188, the Taxpayer Relief Act of 1997 ("TRA 97"), Pub. L. 105-34 and the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA 98"), Pub. Law. 105-206, (such acts collectively called the "GUST Amendments") and any other amendments deemed necessary by the Board. This amendment and restatement is subject to the condition that the Internal Revenue Service issues a determination that the Plan as so amended and restated meets all applicable requirements of Section 401(a) of the Code, that employer contributions thereto remain deductible under Section 404 of the Code and that the trust maintained with respect to the Fund remains tax exempt under Sections
401 and 501 of the Code.

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 "Accrued Benefit" shall mean on any date of determination the value of a Member's share of the Fund.

         1.2 "Administrative Committee" or "Committee" shall mean the individual or group of individuals designated pursuant to Section 2.2 to control and manage the operation and administration of the Plan to the extent set forth herein.

         1.3 "Administrator" or "Plan Administrator" shall mean a plan administrator within the meaning of ERISA. The Company shall be the "Administrator."

         1.4 "Annual Additions" shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and 419(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to Section 415 of the Code. "Annual Additions" shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. Amounts contributed under Section 4.9 shall not be deemed "Annual Additions."

         1.5 "Board of Directors" shall mean the Board of Directors of the Company.

         1.6 "Code" shall mean the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, as may be amended from time to time.

         1.7      "Company" shall mean ADVANTA Corp., a Delaware corporation.

         1.8 "Company Stock" shall mean, prior to May 5, 1992, ADVANTA Corp. Class A Common Stock, $.01 par value per share; and on and after May 5, 1992, ADVANTA Corp. Class B Common Stock, $.01 par value per share.

         1.9 "Compensation" shall mean (except as defined in Article IV of the Plan for purposes of discrimination testing and Article V of the Plan for purposes of the allocation of Annual Additions to Members' Accounts):

                  (i)      General Definition:

                           On and after January 1, 1994 and before July 1, 1996:
The cash remuneration, excluding overtime, bonuses and expense reimbursements of any kind, payable to an Employee by a Participating Company in a Plan Year.

                           On and after July 1, 1996 and before January 1, 1997:
The base salary, excluding adjustments to salary and allowances paid due to international service, overtime paid for work in excess of forty hours per week, bonuses, and expense reimbursements of any kind, paid to an Employee by a Participating Company in a Plan Year. In addition, "Compensation" shall include the commissions paid to certain classifications of employees who may from time to time be designated by the Committee of the Plan.

                           On and after January 1, 1997 and before January 1,
2001: The base salary including any shift differential, but excluding adjustments to salary and allowances paid due to international service, overtime paid for work in excess of forty hours per week, bonuses, and expense reimbursements of any kind, paid to an Employee by a Participating Company and in a Plan Year. In addition, "Compensation" shall include the commissions paid to certain classifications of employees who may from time to time be designated by the Committee of the Plan.

                           On and after January 1, 2001: The base salary
including shift differential and overtime paid for up to forty (40) hours per week, but excluding all of the following items: (i) adjustments to salary and allowances paid due to international service, (ii) overtime paid for work in excess of forty (40) hours per week, (iii) bonuses, (iv) commissions, (v) expense reimbursements of any kind, (vi) fringe benefits, (vii) moving expenses,
(viii) compensation deferred to or amounts distributed under nonqualified retirement plans, and (ix) welfare and severance benefit payments paid to an Employee by a Participating Company in a Plan Year. Notwithstanding the forgoing, "Compensation" shall include the commissions paid to certain classifications of employees who may from time to time be designated by the Committee of the Plan to the extent such designation is made in a nondiscriminatory manner.

                  (ii)     Compensation Limit:

                           With respect to any Employee for any Plan Year,
Compensation shall be limited to $170,000 for 2001 (as adjusted annually for cost of living increases under Section 401(a)(17) of the Code). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of whole and partial months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the Compensation limit set forth in this Subsection.

                  (iii)    Family Aggregation:

                           In addition, if an Employee is a member of a family
unit (as defined below) with an Employee who is a "highly compensated employee" (as defined in Section 4.2.2 of the Plan) and either (i) a 5% owner of the Company, or (ii) one of the ten highest paid employees of the Company, the members of such family unit will be treated as a single Employee with one "Compensation" and the Compensation limit set forth above shall be allocated among the members of such family unit in the proportion that each Member's Compensation bears to the Compensation of all members of the family unit. For this purpose, "family unit" means, with respect to any Employee, such Employee's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, for Plan Years commencing after December 31, 1996, the "family aggregation rules" and the contribution ceiling apportionment set forth above shall not apply.

                  (iv)     Deemed Employee:

                           The Compensation of a Deemed Employee shall include
the Compensation paid to the Deemed Employee by the Company's foreign affiliates (as defined in Section 3121(l)(6) of the Code) subject to the inclusions, exclusions and limitations on maximum Compensation described above.

         1.10 "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         1.11 "Distributee" shall mean an Employee or former Employee, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code with regard to the interest of the spouse or former spouse.

         1.12 "Electronic" or "Electronically" shall mean when used with respect to a Plan communication, includes an electronic, telephonic, voice-mail, e-mail, web site, Intranet, Internet, digital, magnetic, wireless, optical, electromagnetic, or any other communication using technology with similar capabilities.

         1.13 "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.14 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Eligible Rollover Distributions after

December 31, 1998 shall not include any hardship distributions described in
Section 401(k)(2)(B)(i)(IV) of the Code.

         1.15 "Employee" shall mean each and every person employed by a Participating Company or a Related Entity; provided, however, any individual who in the opinion of the Committee are independent contractors, or employees of independent contractors, who render services to a Participating Company or a Related Entity, shall not be considered Employees under the Plan. The term "Employee" shall also include a person who is a Leased Employee with respect to the Company or a Related Entity or who is required under applicable provisions of the Code to be treated generally as an employee, except that no person who is a Leased Employee and no person who is classified by the Company on its books and records as not having employee status shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate hereunder. For purposes of determining whether a person is an Employee hereunder, the Company's determination shall govern.

                  Each citizen or resident of the United States who (i) is employed by a foreign affiliate (as defined in Section 3121(l)(6) of the Code) and (ii) with respect to which the Company has entered into an agreement under
Section 3121(l) which is applicable to said foreign affiliate shall be treated as an "Employee" of the Company for all purposes of the Plan (a "Deemed Employee").

         1.16 "Entry Date" shall mean the first day of the first and third calendar quarters of the Plan Year in which such Employee first meets the requirements for initial eligibility set forth in Section 3.1.

         1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be further amended from time to time.

         1.18     "Fiduciary" shall mean a person who, with respect to the Plan,
(i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

         1.19 "Fund" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

         1.20 "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties.

         1.21 "Investment Category" shall mean any separate investment fund which is made available under the terms of the Plan.

         1.22 "Investment Manager" shall mean any Fiduciary (other than a Trustee) who:

                  (i) has the power to manage, acquire, or dispose of any asset of the Plan:

                  (ii)     is:

                           (A)      registered as an investment adviser under
the Investment Advisers Act of 1940;

                           (B)      a bank, as defined in that Act; or

                           (C)      an insurance company qualified to perform
services described in clause (i) above under the laws of more than one state;
and

                  (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

         1.23 "Leased Employee" shall mean a person who is not an employee of the Participating Company or Related Entity, but who provides services to the Participating Company or Related Entity where (a) such services are performed pursuant to an agreement between the recipient of those services and any other person or entity, (b) the person performing the services has done so on a substantially full-time basis for at least one year, and the services so performed are performed under the primary direction and control of the recipient of those services, except that even if an individual would otherwise be considered a Leased Employee hereunder, that person shall not be considered a Leased Employee if (1) he is covered by a money purchase pension plan which (i) covers all employees of the leasing organization (other than those rendering service directly to the leasing organization), (ii) provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined for the purposes of Section 415 of the Code), and (iii) allows immediate participation and full and immediate vesting, and (2) Leased Employees (including, for this purpose, those who would be Leased Employees but for the operation of this sentence) do not constitute more than twenty percent (20%) of that part of the recipient's workforce consisting of non-highly compensated employees.

         1.24 "Limitation Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

         1.25 "Matching Account" shall mean the portion of the Member's Accrued Benefit derived from Participating Company contributions under Section 4.4, adjusted for investment gain or loss, income or expense, and contributions and withdrawals.

         1.26 "Member" shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Article III and who elects that amounts be withheld from his Compensation under Section 4.1 and each other person who has an Accrued Benefit held under the Plan or who elects under the Plan to contribute to the Plan under Section 4.9.

         1.27 "Normal Retirement Date" shall mean the date on which a Member attains age 65.

         1.28 "Participating Company" shall mean each Related Entity with respect to the Company which adopts this Plan pursuant to Article XVI. The term shall also include the Company, unless the context otherwise requires.

         1.29 "Period of Service" shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service or, if applicable, the first date following a Period of Severance on which an Employee is credited with an Hour of Service, and ending on the next following Severance Date. Furthermore, "Period of Service" shall include the period of time during which the Employee is absent from work, up to the first anniversary of the date on which such absence began, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.

         1.30 "Period of Severance" shall mean the period of time commencing on an Employee's Severance Date and ending on the date on which the Employee first again is credited with an Hour of Service.

         1.31     "Plan" shall mean the ADVANTA Corp. Employee Savings Plan.

         1.32 "Plan Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on December 31st.

         1.33 "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of
Section 414(m) of the Code and (iv) any entity required to be aggregated with a Participating Company under regulations prescribed under Section 414(o) of the Code (to the extent provided in such regulations); provided, however, for purposes of Article V, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting a Period of Service for eligibility to participate, service performed as a Leased Employee of a Participating Company or a Related Entity shall be treated as Service performed for such Participating Company or Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this Section; provided, however, for purposes of eligibility to participate, Service with an employer prior to the date it became a Related Entity may be credited if so provided by the Board of Directors when such employer becomes a Participating Company.

         1.34     "Restatement Effective Date" shall mean January 1, 2001.

         1.35 "Rollover Account" shall mean the portion of the Member's Accrued Benefit derived from contributions made under Section 4.9, adjusted for investment gain or loss, income or expense, and contributions and withdrawals.

         1.36 "Salary Reduction Account" shall mean the portion of the Member's Accrued Benefit derived from Salary Reduction Contributions, adjusted for investment gain or loss, income or expense, and contributions and withdrawals.

         1.37 "Salary Reduction Contribution" shall mean the contributions made to the Plan in accordance with Section 4.1.

         1.38 "Service" shall mean the sum of an Employee's Periods of Service. Service is measured in years and whole months where 365 days of Service equals one whole year of Service and 30 days equal one whole month of Service. Service for purposes of eligibility to participate in the Plan shall be measured in accordance with Section 3.3.

         1.39 "Severance Date" shall mean the earlier of (i) the date an Employee quits, is discharged, retires or dies or (ii) is absent from the employ of all Participating Companies and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination. An Employee who leaves employment to serve in Uniformed Services Leave shall not suffer a Severance Date as of such date on account of such leave provided (i) such Employee's employment rights are protected by USERRA and (ii) such Employee returns to employment with a Participating Company or a

Related Entity within the period required by USERRA for preservation of his rights. An Employee on Uniformed Services Leave, as described above, shall receive credit for his entire period of absence as if he had been employed. If the Employee on Uniformed Services Leave does not return to employment with a Participating Company or a Related Entity within the time prescribed by law, then the date he terminated employment shall be his Severance Date.

         1.40 "Trust Agreement" shall mean the agreement between the Company and a Trustee under which the Fund is held.

         1.41 "Trustee" shall mean such person, persons or corporate fiduciary designated pursuant to Section 6.1 to manage and control the Fund pursuant to the terms of the Plan and a Trust Agreement.

         1.42 "Uniformed Services Leave" shall mean a leave of absence on account of the Member's service in the Armed Forces, the Army National Guard, and the Air National Guard when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or emergency.

         1.43 "USERRA" shall mean the Uniformed Services Employment and Reemployment Rights Act of 1994, effective under the Plan from on and after December 12, 1994.

         1.44 "Valuation Date" shall mean any day on which the New York Stock Exchange is open for trading or such other date as may be designated by the Committee.

                                   ARTICLE II.
                           ADMINISTRATION OF THE PLAN

         2.1 ERISA Reporting and Disclosure by Administrator. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code.

         2.2 Committee. The Company, through its Board of Directors, shall designate a Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

         2.3 Multiple Capacities. Any person may serve in more than one fiduciary capacity.

         2.4 Committee Powers. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                  2.4.1 the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;

                  2.4.2 the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

                  2.4.3 the keeping of complete records of the administration of the Plan;

                  2.4.4 the promulgation of rules and regulations for the administration of the Plan consistent with the terms and provisions of the Plan and the Trust Agreement; and

                  2.4.5 the interpretation of the Plan including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan. The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

         2.5 Allocation of Fiduciary Responsibility. The Board of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                  2.5.1 the Board of Directors is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

                  2.5.2 the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method, including the specification of Investment Categories, consistent with the objectives of the Plan and the requirements of Title I of ERISA;

                  2.5.3 the Company, as Administrator, is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;

                  2.5.4 the Trustee and the Investment Manager (if any) are responsible for the management and control of the respective portions of the Fund over which they have control; and

                  2.5.5 the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.

         2.6 Claims. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                  2.6.1    the specific reasons for such denial;

                  2.6.2 the specific reference to the Plan provisions on which the denial is based;

                  2.6.3 a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                  2.6.4 an explanation of the Plan's claim review procedure and the time limitations of this Subsection applicable thereto.

         A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision in writing, calculated to be understood by the claimant, that sets forth the Committee's reasons and the Plan provisions on which the decision is based. Such decision shall be rendered not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review.

         2.7 Fiduciary Compensation and Plan Expenses. A Committee member, delegate, or adviser who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to the last sentence of this Section for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from a Participating Company may be paid such reasonable compensation as shall be agreed upon. All expenses incurred in the administration of the Plan shall be paid by the Company except as otherwise provided in this Section 2.7. The Company may inform the Committee that it is declining to pay such administrative expenses in which case such fees and expenses will be paid from the Fund to the extent permissible under ERISA.

Brokerage commissions and transfer taxes shall be added to the cost or deducted from the sales price of the Investment Categories to which they relate unless they are paid by the Company.

         2.8 Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

         2.9 Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

                                  ARTICLE III.

                            PARTICIPATION IN THE PLAN

         3.1 Initial Eligibility. Each Employee of a Participating Company who was a Member in the Plan on the day before the Restatement Effective Date shall remain eligible to participate in the Plan. With respect to each other Employee of a Participating Company an Employee qualifies to participate in the Plan on the Entry Date occurring coincident with or first following such Employee's attainment of age 21 and completion of one year of Service.

         Notwithstanding the foregoing provisions of this Section,

                  3.1.1 no Employee whose terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide;

                  3.1.2 no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him; and

                  3.1.3 all Employees shall be eligible to participate in the Plan for purposes of making a contribution of a qualifying rollover distribution described in Section 4.9.

         3.2 Participation Following Initial Eligibility. Any Employee who satisfies the eligibility requirements of Section 3.1 but who does not become a Member as of the Entry Date occurring coincident with or first following the Employee's eligibility shall thereafter be eligible to become a Member in the Plan on January 1, April 1, July 1 or October 1 of a Plan Year.

         3.3 Measuring Service. For purposes of measuring service to satisfy the eligibility provisions of Section 3.1, an Employee's Service shall include a Period of Severance which does not exceed one year. The eligibility computation period with respect to an Employee shall begin with the date on which the Employee first is credited with an Hour of Service and with each subsequent anniversary thereof. If an Employee separates from service prior to the date on which he satisfies the service requirement of Section 3.1, such prior service credit shall be forfeited as of the close of the Plan Year in which the separated Employee incurs a Period of Severance of five (5) or more years. The eligibility computation period with respect to such Employee shall commence thereafter on the date on which the Employee first again is credited with an Hour of Service and with each subsequent anniversary thereof.

         3.4 Termination and Requalification. An Employee who has satisfied the Service requirements of Section 3.1 and who subsequently terminates employment with all Participating Companies shall requalify for participation on the date on which he next is employed as an eligible Employee under Section 3.1, or the Entry Date on which he satisfies the age requirements of Section 3.1, if later.

         3.5 Commencement of Participation. An Employee who satisfies the requirement for eligibility under Section 3.1 shall become a contributing Member on the Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Reduction Account under the Plan.

         3.6 Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Accrued Benefit held under the Plan.

                                   ARTICLE IV.
                 MEMBER AND PARTICIPATING COMPANY CONTRIBUTIONS

         4.1      Salary Reduction Contributions.

                  4.1.1 Amount of Salary Reduction Contributions. Each Member who meets the age and service requirements of Section 3.1 may make Salary Reduction Contributions to the Plan in multiples of 1.0% of his Compensation, up to a maximum of 15% of Compensation for a Plan Year. A Member's election to contribute to the Plan or to increase or reduce his level of Salary Reduction Contributions shall be effective as of the first day of the calendar quarter following such election. A Member may elect to discontinue his Salary Reduction Contribution at any time, such election to be effective as soon as practicable after the election to discontinue is received by the Committee or its designee. All such elections shall be made in accordance with the procedures prescribed by the Committee.

                  4.1.2 Timing and Manner of Contributions. A Participating Company shall reduce the Member's earnings each pay period by the amount to be contributed by the Participating Company as a Salary Reduction Contribution on the Member's behalf for such pay period, and shall contribute all such amounts to the Fund as soon as administratively practicable thereafter, but no later than fifteen (15) business days following the last day of the month in which the Member's earnings are reduced. Salary Reduction Contributions may not be made other than by payroll deduction.

                  4.1.3 Characterization of Salary Reduction Contributions. Salary Reduction Contributions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).

         4.2. Salary Reduction Contribution Limitations. The Committee may limit contributions under Section 4.1 as provided below.

                  4.2.1 Exclusion Limit. The maximum amount of contribution which any Member may make in any calendar year under Section 4.1 is $10,500 (or such increased annual amount resulting from a cost of living adjustment pursuant to Sections 402(g)(5) and 415(d)(1) of the Code) reduced by the amount of elective deferrals by such Member under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contribution under Section 4.1 for a Member for any calendar year exceeds $10,500 (or such increased annual amount resulting from a cost of living adjustment described above), the Committee shall direct the Trustee to distribute the excess amount (and any income allocable to such amount) to the Member not later than April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under Section
4.1 of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (and any income allocable to such amount) which the Member allocated to this Plan.

                  4.2.2 Discrimination Test Limits. The Committee may limit the maximum amount of contribution for Members who are "highly compensated employees" (as defined below) to the extent it determines that such limitation is necessary to keep the Plan in compliance with Sections 401(a)(4) or 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation. In addition, the Committee may, at its discretion, apply such limitations on a retroactive basis, causing refunds of amounts previously contributed by Members who are highly compensated employees with respect to the Plan Year provided such refunds are consistent with applicable regulations promulgated under the Code. For Plan Years beginning before January 1, 1997, the term "highly compensated employee" shall have the meaning in effect under the Plan as of such time. Effective for Plan Years beginning after December 31, 1996, (except that, in determining whether an employee is a "highly compensated employee" in 1997, the following provisions, as well as the repeal of the family aggregation rules of Section 401(a)(17) of the Code are treated as having been in effect in 1996) the term "highly compensated employee" includes "highly compensated active employees" and "highly compensated former employees." The terms "highly compensated active employee" and "highly compensated former employee" shall mean the following:

                  (A) A "highly compensated active employee" is any Employee who performs an Hour of Service during the determination year and who:

                           (1)      was a "five-percent owner" during the
current Plan Year or the "look-back year"; or

                           (2)      received "compensation" (as defined in
Subsection 4.2.2(C)(i) below) from the Company or a Related Entity in the aggregate in excess of $85,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code) during the "look-back year" (and if the Company elects for such "look-back year," was in the top-paid group of Employees for such "look-back year").

                  (B) A "highly compensated former employee" is any employee who separated from service with the Company and all Related Entities (or was deemed to have separated) prior to the "determination year," performs no Hours of Service during the "determination year," and was a "highly compensated employee" for either the year in which he separated from service or for any "determination year" ending on or after the date on which the Employee attained age 55, applying for this purpose the definition of "highly compensated employee" that was in effect under the Plan for the year if such year of reference is 1995 or earlier.

                  (C) For purposes of this Article IV of the Plan, the following definitions shall apply:

                           (i)      "compensation" is compensation as defined in
Section 5.4.

                           (ii)     "determination year" means the Plan Year for
which the determination of who is a "highly compensated employee" is being made.

                           (iii)    "five percent owner" means a person who is a
five percent owner within the meaning of Section 416(i)(1) of the Code.

                           (iv)     "look-back year" is the 12-month period
immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year.

                           (v)      "top-paid group" consists of the top 20% of
Employees ranked on the basis of compensation received during the year. For purposes of determining the number of Employees in the "top-paid" group, Employees described in Section 414(q)(5) of the Code and the regulations thereunder are excluded.

         4.3 Vesting of Salary Reduction Account. A Member shall at all times be 100% vested and have a nonforfeitable interest in his Salary Reduction Account.

         4.4      Participating Company Contributions.

                  4.4.1    Company Matching Contribution.

                           (a)      Base Amount. Except as provided otherwise in
Subsection 4.4.1(c), a Participating Company shall contribute to the Fund an amount equal to 50% percent of the dollar amount of the Member's Salary Reduction Contributions for the Plan Year but not in excess of the lesser of (i) five percent (5.0%) of the Member's Compensation for the Plan Year or (ii) $10,500 (adjusted as provided in Subsection 4.2.1.).

                           (b)      Payroll Period. The Participating Company
shall make the matching contribution described in Subsection 4.4.1(a) based on the Member's Salary Reduction Contribution election in effect under the Plan as of the last day of each pay period.

                           (c)      Make-Up Match. To the extent the total
payroll period matching contributions made for a Member in accordance with Subsection 4.4.1(b) above for a Plan Year are less than the total annual amount required by Subsection 4.4.1(a) above for the Plan Year, the Participating Company shall contribute a "make-up" matching contribution for the benefit of a Member, provided however that such Member is an Employee as of the last day of said Plan Year.

                  4.4.2. Additional Discretionary Matching Contribution. The Company in its sole discretion shall determine whether, and to what extent, the Participating Companies shall make an additional discretionary matching contribution for any Plan Year. Any additional discretionary matching contribution shall be a percentage determined by the Company of the amount which the Member contributes under Section 4.1. The Participating Companies shall make any additional discretionary matching contribution in the amount and at the time determined by the Company for the benefit of any Member who has made contributions during the Plan Year under Section 4.1 and who is employed by a Participating Company on the last day of the Plan Year.

                  4.4.3 Special Amount. The Company shall determine whether, and to what extent, the Participating Companies shall make a special contribution for any Plan Year. If the Company determines that a special contribution shall be made, the Participating Companies shall make the contribution on account of each Member employed by them on the last day of the Plan Year (A) who is not a "key employee" as defined in Subsection 17.3.5 and
(B) who elected to contribute under Section 4.1 for such Plan Year. The contribution will be the percentage determined by the Company of the amount, not to exceed the lesser of 5% of the Members Compensation or $10,500 (adjusted as provided in Subsection 4.2.1, which the Member contributes under Section 4.1.

                  4.4.4 Payment Date. The Participating Companies shall pay over to the Fund all contributions required under this Section 4.4 no later than the due date, including extensions, for filing the Participating Companies federal income tax returns for the taxable year ended coincident with the Plan Year with respect to which such contributions are to be made.

         4.5 Vesting of Matching Account. A Member shall at all times be 100% vested and have a nonforfeitable interest in his Matching Account.

         4.6      Compliance with Salary Reduction Contributions Discrimination
Tests

                  4.6.1 Rule. In no event shall the "average actual deferral percentage" (as defined below) for Members who are "highly compensated employees" for any Plan Year bear a relationship to the "average actual deferral percentage" for Members who are not "highly compensated employees" which does not satisfy either Subsection 4.6.1(A) or (B) below.

                           (A)      The requirement shall be satisfied for a
Plan Year if the "average actual deferral percentage" for the group of Members who are "highly compensated employees" is not more than the "average actual deferral percentage" of all other Members multiplied by 1.25.

                           (B)      The requirement shall be satisfied for a
Plan Year if (1) the excess of the "average actual deferral percentage" for the Members who are "highly compensated employees" for the Plan Year over the "average actual deferral percentage" of all other Members is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "average actual deferral percentage" for Members who are "highly compensated employees" is not more than the "average actual deferral percentage" of all other Members multiplied by two (or such lower multiple as may be required by applicable regulations under the Code).

The average actual deferral percentage shall be adjusted in the event qualified nonelective contributions or qualified matching contributions are made for the Plan Year pursuant to Subsections 4.6.7 and 4.7.4(b).

                  4.6.2 Family Aggregation Rule. For purposes of determining the "actual deferral percentage" of a Member who is a "highly compensated employee," any amounts contributed to the Fund on behalf of such Member pursuant to Section 4.1 and "compensation" of such Member shall include any amounts contributed to the Fund on behalf of "family members" pursuant to such Section and "compensation" of "family members." Further, in the case of a "highly compensated employee" who is either a 5% owner or one of the ten most highly compensated employees, the "actual deferral percentage" for the family group (which is treated as one highly compensated employee) is the greater of (A) the "actual deferral percentage" determined by combining the contributions and "compensation" of all eligible family members who are "highly compensated employees" without regard to family aggregation, and (B) the "actual deferral percentage" determined by combining the contributions and "compensation" of all eligible "family members." Except as provided in the preceding sentence, "family members" with respect to "highly compensated employees" shall be disregarded as separate employees in determining the "actual average deferral percentage" both for Members who are not "highly compensated employees" and for Members who are "highly compensated employees." For the purpose of this Subsection, a "family member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee. Notwithstanding the foregoing, for Plan Years commencing after December 31, 1996, the "family aggregation rules" and the contribution ceiling apportionment set forth above shall not apply.

                  4.6.3 Corrective Measures to Satisfy Deferral Percentage Limit. If it is determined that the relationship of the "average actual deferral percentages" will not satisfy Subsection 4.6.1 for any Plan Year, then the Committee may use any one or combination of the methods described below to ensure that the limitation of Subsection 4.6.1 is satisfied.

                  4.6.4 Limit on Deferrals of Highly Compensated Employees. The Committee may limit the Salary Reduction Contributions of highly compensated employees as set forth in Subsection 4.2.2, above.

                  4.6.5 Testing Period. The average actual deferral percentage for Members who are not "highly compensated employees" shall be based on current Plan Year data.

                  4.6.6 Refund. The Committee may direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the Salary Reduction Contributions were made) within two and one-half months after the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess aggregate contribution" attributable to each. This reduction of the "excess aggregate contribution" shall be achieved, in a manner consistent with Treasury regulations, by reducing the "excess contributions" paid over to the Fund on behalf of the "highly compensated employee(s)" having the highest "excess contribution" for such Plan Year to the higher of (1) the level at which the "average deferral percentage" test is passed by the Plan without the reduction of the "excess contributions" of any other "highly compensated employees," or (2) the "average deferral percentage" of the "highly compensated employees" having the next highest "excess contributions." If the process described in the preceding sentence does not achieve satisfaction of the "average deferral percentage" test, the process described in the preceding sentence shall be repeated at progressively descending "excess contributions" among the "highly compensated employees" until the "average deferral percentage" is satisfied, or until the "excess aggregate contributions" have been fully refunded, whichever is the first to occur. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year shall be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year. The amount of income or loss allocable to any such distribution shall be the product of:

                           (i)      income or loss in the Member's account that
is allocable to Salary Reduction Contributions for the Plan Year; multiplied by

                           (ii)     a fraction, the numerator of which is such
Member's excess Salary Reduction Contributions for the Plan Year, and the denominator of which is the sum of the Member's account balance in his Salary Reduction Account on the first day of the Plan Year and the Member's Salary Reduction Contributions for such Plan Year. Income or loss attributable to the periods between the last day of such Plan Year and the date of distribution shall not be allocated to the distributed excess contributions.

                  4.6.7 Qualified Non-Elective Contributions. A Participating Company may make "qualified nonelective contributions," as described in Section 401(m)(4)(c) of the Code, to the accounts of non-highly compensated employees, up to an amount necessary to ensure that the limitation under this Subsection
4.6.1 is not exceeded for the Plan Year. Qualified nonelective contributions shall be nonforfeitable once made and distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary Reduction Contributions under the Plan, provided, however, that qualified nonelective contributions may not be withdrawn under Section 10.2 on account of hardship.

                  4.6.8 Additional Definitions. For purposes of this Section 4.6, the term "Member" shall mean each Employee eligible to make Salary Reduction Contributions at any time during a Plan Year and any Employee who is suspended from participation pursuant to Subsection 10.2.2(C). The "average actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral percentage" for each Member in the group for such Plan Year. The "actual deferral percentage" for a particular Member for a Plan Year shall be the ratio of the amount of Salary Reduction Contributions made for such Member for a Plan Year out of amounts that would have been received by him in the Plan Year but for his election under Section
4.1 and which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter to the Members "compensation" for such Plan Year, multiplied by 100. For this purpose, "compensation" means compensation for service performed for a Participating Company for the portion of the Plan Year in which the Employee is a Member which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code; provided however, that the Committee may elect not to include such amounts excluded from gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code; and provided further that the Committee may elect to consider all compensation for service during the Plan Year without regard to whether such Employee was a Member throughout such Plan Year. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate Salary Reduction Contributions paid over to the Fund on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under Subsection 4.6.1.

                  4.6.9 Aggregation of Contributions. The "actual deferral percentage" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make elective contributions excludable from income under Section 401(k) of the Code to any plan maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan.

                  4.6.10 Aggregation of Plans. In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then Subsection 4.6.1 shall be applied by determining the "actual deferral percentages" of Members as if all such plans were a single plan.

                  4.6.11 Aggregation with Participating Company Matching Contributions. In the event that contributions made pursuant to Section 4.4 satisfy the relevant conditions described in proposed regulation Section 1.401(k)-1(b)(3), such contributions may, in the Company's discretion, be tested hereunder as if they had been contributed under Section 4.1. If such contributions are so aggregated, any refund made pursuant to this Subsection shall be drawn first from the Member's Matching Account and then from his Salary Reduction Account.

         4.7 Compliance with Participating Company Matching Contributions Discrimination Tests.

                  4.7.1 Rule. In no event shall the "average actual matching deferral percentage" (as defined below) for Members who are "highly compensated employees" for any Plan Year bear a relationship to the "average actual matching deferral percentage" for Members who are not "highly compensated employees" which does not satisfy either Subsection 4.7.1(A) or (B) below.

                           (A)      The requirement shall be satisfied for a
Plan Year if the "average actual matching deferral percentage" for the group of Members who are "highly compensated employees" for the Plan Year is not more than the "average actual matching deferral percentage" of all other Members for the preceding Plan Year multiplied by 1.25.

                           (B)      The requirement shall be satisfied for a
Plan Year if (1) the excess of (i) the "average actual - matching deferral percentage" for the Members who are "highly compensated employees" for the Plan Year over (ii) the "average actual matching deferral percentage" of all other Members for the preceding Plan Year is not more than two percentage points (or such other amount as may be required by applicable regulations under the Code) and (2) the "average actual matching deferral percentage" for Members who are "highly compensated employees" for the Plan Year is not more than the "average actual matching deferral percentage" of all other Members for the preceding Plan Year multiplied by two (or such other multiple as may be required by applicable regulations under the Code). The average actual matching deferral percentage shall be adjusted in the event qualified nonelective contributions or qualified matching contributions are made for the Plan Year pursuant to Subsections 4.6.7 and 4.7.4(b).

                  4.7.2 Family Aggregation Rule. For purposes of determining the "actual matching deferral percentage" of a Member who is a "highly compensated employee," any amounts contributed to the Fund on behalf of such Member pursuant to Section 4.4 and

"compensation" of such Member shall include any amounts contributed to the Fund on behalf of "family members" pursuant to such Subsection and "compensation" of "family members." However, in the case of a "highly compensated employee" who is either a 5% owner or one of the ten most highly compensated employees, the "actual matching deferral percentage" for the family group (which is treated as one highly compensated employee) is the greater of (A) the "actual matching deferral percentage" determined by combining the contributions and "compensation" of all eligible family members who are "highly compensated employees" without regard to family aggregation, and (B) the "actual matching deferral percentage" determined by combining the contributions and "compensation" of all eligible "family members." Except as provided in the preceding sentence, "family members" with respect to "highly compensated employees" shall be disregarded as separate employees in determining the "actual average matching deferral percentage" both for Members who are not "highly compensated employees" and for Members who are "highly compensated employees." For the purpose of this Subsection, a "family member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee. Notwithstanding the foregoing, for Plan Years commencing after December 31, 1996, the "family aggregation rules" and the contribution ceiling apportionment set forth above shall not apply.

                  4.7.3 Testing Period. The average actual matching deferral percentage for Members who are not "highly compensated employees" shall be based on current Plan Year data.

                  4.7.4 Corrective Measures to Satisfy Matching Deferral Percentage Limit. If it is determined that the relationship of the "average actual matching deferral percentages" will not satisfy Subsection 4.7.1 for any Plan Year, then the Committee may use any one or combination of the methods described below to ensure that the limitation of Subsection 4.7.1 is satisfied.

                           (a)      Refund. The Committee may direct the Trustee
to distribute the "excess aggregate matching contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the contributions were made) within two and one-half months after the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess aggregate matching contribution" attributable to each, as determined under this Subsection. The portion of the "excess aggregate matching contribution" attributable to a "highly compensated employee" is determined by reducing such contributions paid over to the Fund on behalf of the "highly compensated employees" in order of the amount of contributions on behalf of, or by each "highly compensated employee" in a manner consistent with Treasury regulations, if any, necessary to meet the requirements of the "average actual matching deferral percentage" tests as set forth above. The amount of income or loss allocable to any such distribution shall be the product of:

                                    (i)      income or loss in the Member's
account that is allocable to matching contributions for the Plan Year; multiplied by

                                    (ii)     a fraction, the numerator of which
is such Member's excess matching contributions for the Plan Year, and the denominator of which is Member's account balance in his Matching Account on the first day of the Plan Year and the matching contributions made on behalf of the Member for such Plan Year.

Income or loss attributable to the periods between the last day of such Plan Year and the date of distribution shall not be allocated to the distributed excess matching contributions.

                           (b)      Qualified Matching Contributions. A
Participating Company may contribute "qualified matching contributions," as defined in the regulations issued under Section 401(k) of the Code, to the accounts of non-highly compensated employees up to the amount necessary to ensure that the limitation under Subsection 4.7.1 is not exceeded for the Plan Year. Qualified matching contributions shall be nonforfeitable when made and distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary Reduction Contributions under the Plan, provided, however, that qualified matching contributions may not be withdrawn under
Section 10.2 on account of hardship.

                  4.7.5 Additional Definitions. For purposes of this Section 4.7, the term "Member" shall mean each Employee eligible to make contributions under Section 4.1 at any time during a Plan Year and any Employee who is suspended from participation pursuant to Subsection 10.2.2(C). The "average actual matching deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual matching deferral percentage" for each Member in the group for such Plan Year. The "actual matching deferral percentage" for a particular Member for a Plan Year shall be the ratio of the sum of (A) the amount of contributions made under Section 4.4 no later than 12 months after the close of the Plan Year for such Member which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter plus (B) elective contributions of a non-highly compensated employee which are permitted to be treated as matching contributions under Section 1.401(m)-1(b)(2) of the regulations under Section 401(m) of the Code to the Member's "compensation" for such Plan Year, multiplied by
100. For this purpose, "compensation" means compensation for service performed for a Participating Company for the portion of the Plan Year in which the Employee is a Member that is currently includable in gross income during the Plan Year or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code; provided however, that the Committee may elect not to include such amounts excluded from gross income under Sections 125, 402(e)(3), 402(h)(1)(B) and 403(b) of the Code; and provided further that the Committee may elect to consider all compensation for service during the Plan Year without regard to whether such Employee was a Member throughout such Plan Year. The "excess aggregate matching contribution" for any Plan Year is the excess of the aggregate amount of matching contributions paid over to the Fund pursuant to Section 4.4 on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such matching contributions permitted for "highly compensated employees" under Subsection 4.7.1.

                  4.7.6 Aggregation of Contributions. The "actual matching deferral percentage" for any Member who is "highly compensated employee" for the Plan Year and who is eligible to make after-tax contributions to any plan subject to Section 415 of the Code maintained by a Participating Company or a Related Entity or to have employer matching contributions within the meaning of
Section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan and each other Plan.

                  4.7.7 Aggregation of Plans. In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then Subsection 4.7.1 shall be applied by determining the "actual matching deferral percentages" of Members as if all such plans were a single plan.

                  4.7.8 Aggregation with Salary Deferral Contributions. In the event that contributions made pursuant to Section 4.4 satisfy the relevant conditions described in proposed regulation Section 1.401(k)-1(b)(3), such contributions may, in the Company's discretion, be tested under Section 4.6 as if they had been contributed under Section 4.1.

         4.8 Multiple Use Test. Notwithstanding anything to the contrary in Sections 4.6 or 4.7, Salary Reduction Contributions and matching contributions may not be made to this Plan in violation of the rules prohibiting multiple use of the alternative limitation described Code Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) and Treas. Reg. Section 1.401(m)-2(b) and any further guidance issued thereunder. If such multiple use occurs, the contribution percentages for all "highly compensated employees" (determined after applying the foregoing provisions of Sections 4.6 and 4.7) shall be reduced in accordance with Treas. Reg. Section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation. Such reduction shall be treated as an excess aggregate contribution as defined in Section 401(m)(6)(B) of the Code.

         4.9 Rollovers. Subject to uniform rules and applicable provisions of the Code, each Member may make (i) a direct transfer or (ii) a contribution of an "eligible rollover distribution" within the meaning of Section 402(c)(4) of the Code, from another retirement plan (or an individual retirement account consisting solely of a "rollover contribution" as defined in Code Section 402(c)(5)) to the Fund. A Member shall at all times be 100% vested and have a nonforfeitable interest in his Rollover Account.

         4.10 Uniformed Service Leave Make-Up Contributions. Any Employee who is absent from employment solely by reason of Uniformed Services Leave shall be subject to the following special rules and have the privileges described below:

                  (a)      Salary Reduction Contributions.

                           (i)      Any such Member who presents himself to
resume service as an Employee of a Participating Company within the time that his re-employment rights are protected under USERRA, or other applicable law, shall be entitled to make-up missed Salary Reduction Contributions at any time during the period commencing with his return to employment with the Participating Company (whether or not he meets eligibility requirements of Section 3.1) and ending on the earliest to occur of (A) the fifth anniversary of the date on which Uniformed Services Leave commenced, (B) the date on which his employment terminates after having been resumed following Uniformed Services Leave, or (C) the date on which the period of time elapsing after his return to employment exceeds three times the period of duration of his Uniformed Services Leave. Any such make-up Salary Reduction Contributions shall be made by payroll withholding unless otherwise permitted by regulations or rulings promulgated by the Secretary of the Treasury or his delegate.

                           (ii)     Solely for the purposes of determining all
limitations applicable thereto under the Plan and under the Code, any Salary Reduction Contributions made in accordance with Subsection 4.10(a)(i), above, shall be deemed to have been made in the Plan

Year in which originally missed. For the purpose of applying these limitations, the Member will be imputed with Compensation in an amount equal to the amount that the Member would have earned during the period of Uniformed Services Leave in the Plan Year (or fraction thereof) at his rate of pay from the Participating Company in effect immediately prior to the commencement of such Uniformed Services Leave.

                  (b)      Company Contributions.

                           (i)      To the extent the Participating Company is
required by law to make-up contributions to the Plan for a Member who served in Uniformed Services Leave, such contributions shall be made (without any adjustment for any investment gains or losses, earnings or expenses) when such Member presents himself to resume service as an Employee of a Participating Company within the time that his reemployment rights are protected under USERRA, or other applicable law. Any such make-up contribution shall be in an amount equal to the sum of the contributions (without any adjustment for any investment gains or losses, earnings or expenses) that the Participating Company would have made for said Member under the Plan had the Member remained in the employ of the Participating Company (meeting the eligibility requirements of Section 3.1) throughout the period of his Uniformed Services Leave with imputed Compensation equal to the Compensation he would have earned at his rate of pay from the Participating Company in effect immediately prior to the commencement of such Uniformed Services Leave.

                           (ii)     To the extent that the Member makes Salary
Reduction Contributions in accordance with Subsection 4.10(a)(i), above, the Participating Company shall contribute for allocation to the Member's Matching Account under the Plan that would have been made for the Member under the Plan if the Member's Salary Reduction Contributions made under Subsection 4.10(a)(i), above, had been made at the time his imputed Compensation would have been earned. There shall be no adjustment of either the matching contributions or the Member's Matching Account balance to reflect any investment gains or losses, earnings or expenses that might have or would have occurred had Salary Reduction Contributions and matching contributions been made on a current basis during either the period of Uniformed Services Leave or any period after the Member's return to employment and prior to the date on which such make-up contributions are actually made.

                  (c) Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Uniformed Services Leave will be provided in accordance with Section 414(u) of the Code.

         4.12 Payroll Taxes. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

                                   ARTICLE V.
                       MAXIMUM CONTRIBUTIONS AND BENEFITS

         5.1 Defined Contribution Limitation. In the event that the amount required or proposed to be contributed by the Participating Companies to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the amount allocated to such Member under any other defined contribution plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $35,000 (adjusted annually under Section 415(d) of the Code) or (ii) 25% of such Member's compensation (as defined in Section 5.4) for such Limitation Year, then such amount required or proposed to be contributed with respect to such Member shall be reduced by the amount of such excess to determine the actual amount of the Participating Companies' contribution in respect of such Plan Year. Notwithstanding the foregoing, if an excess amount is contributed with respect to any Member as a result of the reallocation of forfeitures, a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to the Member under the limits of this Section, or such other circumstances as permitted by law, the Committee shall determine which portion, if any, of such excess amount is attributable to the Member's Salary Reduction Contributions, matching contributions and/or other Company contributions, if any, until such amount has been exhausted, and shall take the following steps to correct such violation:

                           (A)      Excess Salary Reduction Contributions and
earnings thereon shall be paid to the Member as soon as is administratively feasible.

                           (B)      (1)    While the Member remains eligible to
make Salary Reduction Contributions, his excess matching contributions and other Company contributions shall be held in a suspense account (which shall share in investment gains and losses of the Fund) by the Trustee until the following Limitation Year (or any succeeding Plan Years), at which time such amounts shall be allocated to the Member before any matching contributions or other Company contributions, as appropriate, are made on his behalf for such Plan Year; and

                                    (2)    When the Member ceases to be eligible
to make Salary Reduction Contributions, his excess matching contributions and other Company contributions, along with earnings thereon, held in the suspense account shall be used to reduce Company matching contributions under Section
4.4.1 for the following Plan Year (or any succeeding Plan Year).

         5.2 Combined Limitation. Effective for Plan Years beginning prior to January 1, 2000, in addition to the limitation of Section 5.1, if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount required or proposed to be contributed to the Fund in respect of any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by any Participating Company or Related Entity to exceed the maximum allocation as determined in
Section 5.3, then such amount required to be contributed with respect to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution with respect to such Member for such Plan Year. Notwithstanding the foregoing, if an excess amount is contributed with respect to any Member, then the excess allocation shall be reallocated or held in a suspense account in accordance with Section 5.1.

         5.3 Combined Limitation Computation. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) from exceeding 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's normal retirement age and (ii) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's normal retirement age. For purposes of this
Section 5.3, a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that (i) the Member will continue employment until reaching his normal retirement age (or current age, if later) at a rate of compensation equal to that for the Limitation Year under consideration and (ii) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of (i) the product of
1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year and
(ii) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year. To the extent administratively feasible, the limitation of this Section shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.

         5.4 Definition of "Compensation" for Code Limitations. For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this
Article V, "compensation" for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under Section 83(b) of the Code. "Compensation" shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan to the extent that, before application of the limitations of Section 415 of the Code to the plan, such contributions are not includable in the Member's gross income for the taxable year in which contributed, (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 4085(k) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includable in gross income), (iv) amounts realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or, Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

         Effective January 1, 1998, "compensation" for a Limitation Year shall include elective deferral contributions (as defined at Section 402(g)(3) of the Code), Employee contributions to an annuity under Section 403(b) of the Code, Employee contributions under a plan meeting the requirements of Section 457 of the Code, and all compensation reductions to which the Employee has consented for the purpose of providing "qualified benefits" under a cafeteria plan meeting the requirements of Section 125 of the Code. For Limitation Years beginning on or after January 1, 2001, for purposes of applying the limitations described in this Section of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

                                   ARTICLE VI.
                             ADMINISTRATION OF FUNDS

         6.1 Investment Control. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company through its Board of Directors may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan. The Committee shall instruct the Trustee or an Investment Manager to establish Investment Categories for selection by the Members and may at any time add to or delete from the Investment Categories.

         6.2 Company Stock. The Committee shall establish an Investment Category consisting solely of Company Stock. All dividends or other distributions with respect thereto shall be applied to purchase additional Company Stock. Prior to May 5, 1992, the Company Stock Investment Category permitted Members to invest Plan contributions in ADVANTA Corp. Class A Common Stock. From on and after May 5, 1992, the Company Stock Investment Category permits Members to invest Plan contributions in ADVANTA Corp. Class B Common Stock. Accordingly, all Company Stock acquired on or after May 5, 1992 shall consist solely of ADVANTA Corp. Class B Common Stock, except for Company Stock acquired through the reinvestment of dividends earned with respect to ADVANTA Corp. Class A Common Stock, which shall consist of ADVANTA Corp. Class A Common Stock.

                  6.2.1 Source. The Trustee may acquire Company Stock from any source, including the public market, in private transactions, or, if the Company agrees, from the Company (from either treasury shares or authorized but unissued shares).

                  6.2.2 Voting. Before each annual or special meeting of its shareholders, the Company shall cause to be sent to each Member whose Accrued Benefit includes Company Stock a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee as to the voting of the Company Stock allocated to such Member's Accrued Benefit. The Trustee, itself or by proxy, shall vote the shares of Company Stock in accordance with the instructions of the Member. If prior to the time of such meeting of shareholders the Trustee shall not have received instructions with respect to any shares of Company Stock allocated to Members' Accrued Benefits, the Trustee, itself or by proxy, shall vote all such shares in the same ratio as the shares with respect to which instructions were received from Members.

                  6.2.3 Tender of Company Stock. Each Member (or, in the event of a Member's death, the beneficiary) shall have the right, to the extent of shares of Company Stock allocated to the Member's Accrued Benefit, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Company Stock. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Member such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. If the Trustee shall not receive timely directions from a Member as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Member has the right of direction. Cash proceeds received by the Trustee from the sale or exchange of any shares of Company Stock shall be invested by the Trustee in another Investment Category in accordance with directions from Members. Property other than cash received by the Trustee from the sale or exchange of any shares of Company Stock shall be held by the Trustee in a separate Investment Category. The Trustee shall allocate the proceeds from any shares of Company Stock sold or exchanged to the Accrued Benefits of Members who directed the Trustee to sell or exchange such shares. Any decision by a Member to tender (or not tender) or to exchange (or not exchange) pursuant to this Subsection shall constitute an exercise of control over the assets credited to the Member by such Member within the meaning of Section 404(c) of ERISA and each Member who so exercises such control shall, by such exercise, release and agree, on his own behalf and on behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, the Company and the Committee from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or loss incurred from such exercise.

         6.3 Member Elections. Each Member shall have the right to elect to commence or to change the rate of contributions under the Plan, to designate the Investment Category or Categories to which new contributions or transferred balances are allocated, initiate a Plan loan or loan payoff, or conduct any other transactions the Plan. Each Member shall make such elections, either through Electronic means or in writing, in accordance with rules and procedures prescribed by the Committee. A Member's elections shall become effective as soon as practicable following such election, as determined by the Committee, and a new election shall, on its effective date, cancel a prior election on the same subject matter. The right to elect Investment Categories as set forth herein shall be the sole and exclusive investment power granted to Members. The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category, (ii) to transfer amounts to or from a particular Investment Category or (iii) to transfer amounts between particular Investment Categories, if such limitation is required by law or under the rules establishing an Investment Category. The Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

         6.4 No Member Election. If a Member does not make an election of Investment Category in accordance with procedures prescribed by the Committee, the Committee shall direct that all amounts allocated to such Member be invested in the Investment Category which, in the opinion of the Committee, best protects principal.

         6.5 Facilitation. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with Sections 6.2 or 6.3 and the Trust Agreement.

         6.6 Valuations. The Fund and each Investment Category shall be valued at fair market value as of each Valuation Date.

         6.7 Allocation of Gain or Loss. Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date, as computed pursuant to Section 6.6, and all income collected, and expenses paid and realized profits and losses, shall be added to or deducted from the account of each Member in accordance with reasonable accounting methods established by the Committee.

         6.8 ERISA Section 404(c). Notwithstanding anything to the contrary contained in this Article VI, the Committee may make such other rules for the administration of the Plan and may cause the Plan to be administered in such fashion as the Committee deems appropriate or necessary in order to cause the Plan to comply with Section 404(c) of ERISA. By way of illustration, and not limitation the Committee may, under this Section, permit more frequent investment elections or reallocations with respect to Investment Categories, establish procedures for the dissemination of appropriate information to Members and/or their beneficiaries concerning the investments held in their accounts, and designate a fiduciary, or an independent fiduciary to the extent necessary or appropriate, to take responsibility for required procedures for safeguarding confidentiality with respect to investments in Company Stock.

                                  ARTICLE VII.
                        BENEFICIARIES AND DEATH BENEFITS

         7.1 Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the complete distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. A married Member may not designate a beneficiary other than his spouse without the consent of the spouse witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this Section dies on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to Section 7.2. Notwithstanding the above, to the extent provided in a qualified domestic relations order (within the meaning of Section 414(p) of the Code) the former spouse of the Member shall be treated as the spouse of the Member and the Member's current spouse shall not be treated as the Member's spouse for such purposes.

         7.2 Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or
(iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the Member's designated beneficiary dies after the Member but before distribution of benefits, then the death benefits shall be paid to the beneficiary's estate.

                                  ARTICLE VIII.
                              BENEFITS FOR MEMBERS

         Each Member shall be entitled to a benefit equal to 100% of the Member's Accrued Benefit. Benefits shall be distributed in accordance with
Article IX. If the Member dies before complete distribution of his Accrued Benefit, then the Member's Accrued Benefit shall constitute his death benefit which shall be distributed pursuant to Articles VII and IX to his designated beneficiary or, if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to Section 7.2.

                                   ARTICLE IX.
                            DISTRIBUTION OF BENEFITS

         9.1      Commencement

                  9.1.1 General Rule. If the Member's Accrued Benefit exceeds $5,000, determined as of his Severance Date, distribution of benefits shall not commence unless the Member consents to such distribution either Electronically or in writing. If the Member does not consent to the distribution, his Accrued Benefit shall be retained in the Fund until the Member delivers a timely request for distribution to the Committee. If the Member does not request distribution, the Committee shall direct the Trustee to distribute the Member's Accrued Benefit as soon as practicable following the first to occur of the Member's Normal Retirement Date or death (provided the Committee receives notice of the Member's death).

                  9.1.2 Cash-Out Distribution. If the "entire value" of the Member's account (including the amount of any outstanding loan plus accrued interest, if any), as of the Valuation Date coincident with or next following the Member's Severance Date, does not exceed $5,000, and the Member does not request a lump sum distribution of the "entire value" of his account within such reasonable period as may be established by the Committee from time to time, the "entire value" of his account shall automatically be distributed as a single lump sum payment directly to such Member (less any applicable withholding) as soon as practicable after such period.

                  9.1.3 Limitation. In no event shall the payment of benefits commence later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

                           (A)      The Member's Normal Retirement Date;

                           (B)      The Member's Severance Date; or

                           (C)      The tenth anniversary of the year in which
the Member first commenced participation in the Plan.

                           Furthermore, distribution of a Member's benefits
shall be distributed or must begin to be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires, provided, however, that in the case of a Member who is a "five (5) percent owner" (as defined in Section 416 of the Code) at any time during the five (5) Plan Year period ending in the calendar year in which he attains age
70 1/2 or, in the case of a Member who becomes a "five (5) percent owner," during any subsequent Plan Year, the required beginning date shall be the April 1st of the calendar year following the year in which Member attains age 70 1/2.

                  With respect to distributions under the Plan made on or after January 1, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Member for 2001 prior to January 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed

Regulations, then no additional distributions are required for such Member for 2001 on or after such date. If the total amount of required minimum distributions made to a Member for 2001 prior to January 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

                  9.1.4 Death Benefits. The payment of death benefits under the Plan shall commence at such time as the Member's beneficiary shall request, subject to the limitations of Subsection 9.2.2.

         9.2      Benefit Forms

                  9.2.1 Separation Benefits. Except for distributions made in accordance with Subsection 9.1.2, separation or retirement benefits shall be distributed as the Member shall elect, subject to Subsection 9.2.3, from the alternatives below:

                           (A)      a straight life annuity for the Member's
life;

                           (B)      a joint and survivor annuity with the
Member's spouse as contingent annuitant under which the amount payable to the Member's spouse is 50% of the monthly amount which is payable to the Member during his lifetime;

                           (C)      approximately equal quarterly, semi-annual
or annual installments over any period of time not exceeding the Member's then life expectancy, or, if the Member has designated a beneficiary, the joint life expectancy of the Member and the Member's designated beneficiary, and in the event of the Member's death during such period, the remainder shall be payable as a death benefit in accordance with Articles VII and IX to the Member's beneficiary;

                           (D)      a lump sum payment; or

                           (E)      any combination of the foregoing. For
purposes of this Subsection, life expectancy shall be determined by the Committee in accordance with applicable regulations under the Code. The method so adopted by the Committee shall be uniformly applied to all Members.

                  9.2.2 Death Benefits. Death benefits shall be distributed in one lump sum or in installments over a period not extending beyond five years of the Member's date of death unless payment of benefits commenced under a form of annuity or installment payment before the Member's death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the date of the Member's death; provided, however

                           (A)      if any portion of the Member's Accrued
Benefit is payable to or for the benefit of a designated beneficiary, such portion may be distributed over a period of time not exceeding the life expectancy of such designated beneficiary, provided distribution begins not later than one year after the date of the Member's death or such later date as applicable regulations under the Code may permit; or

                           (B)      if the designated beneficiary referred to in
Subsection 9.2.2(A) is the Member's surviving spouse, (1) the date on which the distribution is required to begin shall not be earlier than the date on which the Member would have attained age 70 1/2 and (2) if the surviving spouse should die before distribution to such spouse begins, this Subsection 9.2.2 shall apply as if the surviving spouse were the Member.

                  9.2.3 Married Member's Annuity. If a Member is married to his then spouse for at least one year on the date on which benefit payments are to commence and his Accrued Benefit exceeds $5,000, the Member may not elect that benefits be distributed in an alternate

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form of settlement other than the joint and survivor annuity described in
Subsection 9.2.1(B) unless the Member receives the written consent, in the form designated by the Committee, of his spouse for such election witnessed by a notary public or authorized representative of the Plan to his election of that form of settlement.

         9.3 Compliance with Code Requirements. All forms of benefit distributions and required benefit commencement dates shall be subject to and in compliance with Section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement. The provisions of Section 401(a)(9) of the Code and the regulations thereunder shall override any provision of the Plan inconsistent therewith.

         9.4 Benefit Election. The election or change of election of a method of distribution of benefits shall be made in accordance with the procedures established by the Committee. Subject to Subsection 9.2.3, a Member may change his election at any time during the election period set forth herein. No less than 30 days and no more than 90 days prior to the Member's proposed benefit commencement date, the Committee shall furnish to the Member a written notification of the availability of the benefit election hereunder which includes a description of the benefit options, including the terms and conditions of a joint and survivor annuity as described in Subsection 9.2.1(B) above, the Member's right to make, and the effect of an election to waive the joint and survivor annuity, the rights of the Member's spouse and the right to make, and the effect of, a revocation of a previous election to waive the joint and survivor annuity. A Member may elect the form of benefit he desires at any time after receipt of the written notification and prior to his actual retirement. Except as restricted by Subsection 9.2.3, such Member shall not be limited in the number of times he may revoke his election or make a new election during the

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applicable election period. The Member may revoke an election not to take the joint and survivor annuity or choose again to take such annuity at any time and any number of times within the applicable election period. If a Member requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following his receipt of such additional information. If a Member is not married on the date on which benefits are to commence and the "entire value" of his account exceeds $5,000.00 benefits will be distributed in the form described under Subsection 9.2.1(D).

                  Notwithstanding the foregoing, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                           (1)      the Plan Administrator clearly informs the
Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                           (2)      the Member, after receiving the notice,
affirmatively elects a distribution.

         9.5 Waiver of the 30-Day Period. Effective January 1, 2001, a Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the proposed benefit commencement date (or to waive the 30 day requirement noted below) if the distribution commences more than 7 days after such notice is provided.

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

                           The Committee may provide each Member with a notice
of distribution after the proposed benefit commencement date. In such a case, the applicable election period shall not end before the 30th day after the date on which such notice of distribution is provided.

         9.6 Distributions in Kind. If a portion of a Member's Accrued Benefit is invested in an Investment Category holding Company Stock and the Member (or his beneficiary) elects a lump sum distribution for the benefit payable under this Article, then the Member (or his beneficiary) may direct that the portion of his Accrued Benefit held in Company Stock be distributed in kind, except that the value of a fractional share shall be distributed in cash.

         9.7 Lump Sum Distributions. Benefits distributed in one lump sum shall be adjusted in accordance with Section 6.7 for gains or losses preceding distribution.

         9.8 Withholding. All distributions under the Plan are subject to federal, state and local tax withholding as required by applicable law as in effect from time to time.

         9.9 Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

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                                   ARTICLE X.
                            IN-SERVICE DISTRIBUTIONS

         10.1 Age 59 1/2. A Member who has attained the age of 59 1/2 shall have the right to withdraw all or a portion of his Accrued Benefit determined as soon as practicable following the Member's making of a proper request for withdrawal.

         10.2 Hardship. A Member shall have the right to request an in-service distribution from his Accrued Benefit on account of hardship. A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need.

                  10.2.1 Need. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (A) medical expenses described in Section 213(d) of the Code incurred by the Member, the Member's spouse or any dependent of the Member (as defined in Section 152 of the Code); (B) purchase (excluding mortgage payments) of a principal residence for the Member; (C) payment of tuition, related educational fees, and room and board expenses, for the next 12-months of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in Section 152 of the Code); (D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or (E) such other reason as the Commissioner of Internal Revenue specifies as a deemed immediate and heavy financial need through the publication of regulations, revenue rulings, notices or other documents of general applicability.

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

                  10.2.2 Satisfaction of Need. A distribution shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth in Subsections (A) and
(B) below are satisfied and the Member agrees to the conditions set forth in Subsections (C) and (D) below.

                           (A)      The distribution is not in excess of the
amount of the immediate and heavy financial need of the Member.

                           (B)      The Member has obtained all distributions,
other than hardship distributions, and all non-taxable loans currently available under all plans subject to Section 415 of the Code maintained by any Participating Company or any Related Entity.

                           (C)      The Member's elective contributions under
this Plan and each other deferred compensation plan (within the meaning of Internal Revenue Service regulations promulgated under Section 401(k) of the
Code) maintained by a Participating Company or a Related Entity in which the Member participates are suspended for twelve full calendar months after receipt of the distribution.

                           (D)      The Member does not make elective
contributions under this Plan or any other plan maintained by a Participating Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year reduced by the amount of the Member's elective contributions for the taxable year of the hardship distribution.

                  10.2.3 Limitation. Distributions on account of hardship shall be limited to the sum of (i) the Member's Salary Reduction Contributions,
(ii) income allocable to such

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

contributions credited to the Member as of December 31, 1988, and (iii) the Member's Rollover Account.

         10.3 Disability. A Member whose active employment terminates due to disability shall have the right to withdraw all or a portion of his Accrued Benefit determined as soon as practicable following the Member's making of a proper request for withdrawal. Disability is determined by the Committee, in its sole discretion.

         10.4 Accounting. All distributions under this Section shall be charged first against the Member's Rollover Account, second against the Member's Salary Reduction Account and then against the Member's Matching Account. The distribution shall be (i) charged pro rata to each Investment Category of the Account from which it is withdrawn and (ii) paid in cash except that Section 9.4 shall apply if the distribution constitutes the Member's entire Accrued Benefit.

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                                   ARTICLE XI.
                                      LOANS

         11.1 Availability. The Committee shall direct the Trustee to make a bona fide loan from the Fund to any Member who is a party in interest (within the meaning of Section 3(14) of ERISA) with respect to the Plan and who requests the same. Such individuals are referred to herein as "Eligible Borrowers." However, no loan shall be made to a Member who is not employed by a Participating Company on the date the loan would be disbursed. All such loans shall be subject to the requirements of this Article which shall be deemed to include written rules prescribed by the Committee from time to time with respect to loans. Eligibility for and the rules with respect to loans shall be uniformly applied.

         11.2 Minimum Requirements. Loans shall be subject to the following rules:

                  11.2.1 Principal Amount. The principal amount of the loan to a Member may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which the loan is made or (B) 50% of the Member's Accrued Benefit as of the date on which the loan is made.

                  11.2.2 Maximum Term. Generally, the term of the loan may not exceed five years. However, if the Member demonstrates that the purpose of the loan is to acquire a principal residence for the Member, then the maximum term shall be fifteen years. If the Member's employment with all Participating Companies and Related Entities terminates for any

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

reason and the Member ceases to be a party in interest with respect to the Plan (as defined above), the loan shall then become due and payable.

                  11.2.3 Minimum Amount. The minimum amount of the loan shall be at least $1,000.

                  11.2.4 Interest Rate. The interest rate on any loan made under this Article shall be such reasonable interest rate as may be established by the Committee from time to time or if no such determination is made, Prime Rate (as published in the Wall Street Journal) plus one percent (1%) on the date the loan is requested.

                  11.2.5 Repayment. The loan shall be repaid over its term in level installments. If the Member is employed by a Participating Company at the time of his loan request, then (A) installment payment dates shall correspond to the Member's payroll period and (B) as a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment. Notwithstanding the foregoing, loan repayments may be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                  11.2.6 Collateral. The loan shall be secured by the Member's Accrued Benefit to the extent of the principal amount of the loan plus accrued interest. The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.

                  11.2.7 Events of Default. A loan shall be in default when the earliest of the following events occur:

                           (i)      When a monthly payment due from an Eligible
Borrower is in not paid by the Grace Period (as defined below);

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

                           (ii)     In an instance where the amount of a
distribution exceeds the "entire value" (as determined in Subsection 9.1.2) of the Eligible Borrower's account less the amount of outstanding loans, if any; or

                           (iii)    In addition to the foregoing, the loan
agreement may include such other events of default as the Administrator shall determine are necessary or desirable.

                  11.2.8 Grace Period. The Grace Period shall be the last day of the calendar quarter following the calendar quarter in which loan payment was due. However, the Grace Period shall not extend the maximum term of any loan.

                  11.2.9 Action Upon Default. Upon the default of any Eligible Borrower, the Administrator may take such action as the Administrator may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

                           (i)      Demanding repayment of the outstanding
amount on the loan (including principal and accrued interest); or,

                           (ii)     In the event that an Eligible Borrower fails
to repay a loan according to its terms and a default occurs, the Plan shall foreclose on the portion of the Eligible Borrower's account for which a distributable or taxable event has occurred. In the event of default, a distributable event shall be deemed to occur immediately following the next Valuation Date for any portion of an Eligible Borrower's account with respect to which the Eligible Borrower or the Eligible Borrower's beneficiary would be permitted to elect an immediate distribution under the Plan irrespective of whether an immediate distribution is actually elected. For these purposes, such loan shall be deemed to have a fair market value equal to its face value (including accrued but unpaid interest) reduced by any payments made thereon by the Eligible

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

Borrower. In the event of any default, the Eligible Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan documents shall include such provisions as are necessary to reflect such consent.

Interest will continue to accrue on the unpaid principal at the rate set forth in the promissory note until the loan is repaid or a distributable event has occurred. Any repayments or reduction of the loan under clause (ii), above, after an event of default, will be first applied against unpaid interest and then the principal.

                  11.2.10 Distribution of Accrued Benefit. If the nonforfeitable portion of a Member's Accrued Benefit is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan and the note shall be distributed. Notwithstanding the foregoing, in the event a Member elects a direct rollover of his or her entire Accrued Benefit to a trust maintained pursuant to the terms of any tax-qualified plan maintained by Chase Manhattan Mortgage Corporation (a "Chase Plan"), such transfer shall include a transfer of any outstanding loan balance of such loan.

                  11.2.11 Notes. All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require (including, but not limited to events constituting a default. Notwithstanding the above requirement of a note, the Committee may establish rules governing Plan loans which permit such loans on the basis of documentation and procedures, including telephonic procedures, which do not require a written note.

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

                  11.2.12 Frequency. A Member shall be permitted to have no more than two loans outstanding at any time.

         11.3 Accounting. The principal amount of any loan shall be treated as a separate Investment Category of the borrowing Member. The loan shall be deemed to be made first from the Member's Matching Account, second from the Member's Salary Reduction Account and then from the Member's Rollover Account. The loan shall be charged pro rata to each Investment Category of the account from which it is withdrawn. All payments of principal and interest with respect to such loan shall be credited to the accounts of the borrowing Member from which it is withdrawn, starting with the last account from which the withdrawal was charged and shall be reinvested in accordance with the Member's current election for such account under Section 6.3.

         11.4 Effect of Domestic Relations Order on Loans. Notwithstanding anything herein to the contrary, no loan shall be made to an Eligible Borrower during the period in which the Administrator is making a determination of whether a domestic relations order affecting the Eligible Borrower's account is a qualified domestic relations order, as defined in Section 414(p) of the Code. Further, if the Administrator is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from obtaining a loan until the rights of the alternate payee entitled to benefits under such order are satisfied.

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

                                  ARTICLE XII.
                                 TITLE TO ASSETS

         No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

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

                                  ARTICLE XIII.
                            AMENDMENT AND TERMINATION

         13.1 Amendment. The provisions of this Plan may be amended by the Company through the action of the members of its Board of Directors from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and that no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment.

         13.2 Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved by the Company to terminate the Plan in whole or in part or discontinue contributions at any time through the action of the members of its Board of Directors. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

         13.3 Conduct on Termination. If the Plan is to be terminated at any time, the Company shall give written notice to the Trustee. The Trustee shall thereupon revalue the assets of the Fund in accordance with the Trust Agreement and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accrued Benefits of the Members at the date of termination, partial termination or discontinuance of contributions. Upon termination, partial termination or discontinuance of contributions, the

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

Accrued Benefits of Members affected thereby shall remain fully vested and shall not thereafter be subject to forfeiture in whole or in part. The Committee shall instruct the Trustee to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time and in the manner provided in Article IX. Notwithstanding the foregoing, incident to a termination or a discontinuance of contributions, the Company may amend the Plan and the Trust Agreement to provide for distribution of Accrued Benefits to each affected Member provided such distribution does not violate any applicable provision of Sections 401(a) or 401(k) of the Code.

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                                  ARTICLE XIV.
                              LIMITATION OF RIGHTS

         14.1 Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as provided herein and as otherwise permitted by law. For purposes of this Section, neither a loan made to a Member nor the pledging of the Member's Accrued Benefit as security therefor, both pursuant to Article XI, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by
Section 4975 of the Code.

         14.2 Qualified Domestic Relations Order Exception. Section 14.1 shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code. A domestic relations order is not effective as a "qualified domestic relations order" until the Administrator determines the order to be qualified. The Plan has written administrative procedures for determining the qualified status of a domestic relations order. The Administrator may establish limitations and restrictions on the use of retroactive valuation dates for the purpose of valuing a qualified domestic relations order. If the Administrator is in receipt of a qualified domestic relations order with respect to any Member's account, it may prohibit such Member

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

from obtaining a distribution or withdrawal from the Plan until it makes a determination whether the domestic relations order affecting the Member's account is a qualified domestic relations order within the meaning of Section 414(p) of the Code and the alternate payee's rights under such order are satisfied. Notwithstanding Articles VIII and IX, distributions to an alternate payee pursuant to a qualified domestic relations order shall be made as soon after the Administrator approves the order as is administratively feasible provided distribution is permitted under applicable provisions of the Code and the order.

         14.3 Disclaimer of Rights. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

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

                                   ARTICLE XV.
               MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

         In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

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

                                  ARTICLE XVI.
                        PARTICIPATION BY RELATED ENTITIES

         16.1 Commencement. On and after the Restatement Effective Date, any Related Entity may adopt the Plan and the Trust Agreement with the permission of the Board of Directors, such adoption to be effective as of the date established by the Board of Directors.

         16.2 Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing the Trustee to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

         16.3 Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

         16.4 Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

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

                                  ARTICLE XVII.
                             TOP-HEAVY REQUIREMENTS

         17.1 General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under Section 17.2, the special requirements of this Article shall apply.

         17.2 Calculation of Top-Heavy Status. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees," excluding "employees" who were "key employees" in prior Plan Years only.

         17.3 Definitions. For purposes of this Article XVII, the following definitions shall apply to be interpreted in accordance with the provisions of
Section 416 of the Code and the regulations thereunder.

                  17.3.1 "Aggregation Group" shall mean the plans of each Participating Company or Related Entity included below:

                           (A)      each such plan in which a "key employee" is
a participant including a terminated plan in which a "key employee" was a participant within the five years ending on the "determination date";

                           (B)      each other such plan which enables any plan
in Subsection (A) above to meet the requirements of Sections 401(a)(4) or 410 of the Code; and

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

                           (C)      each other plan not required to be included
in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of Sections 401(a) and 410 of the Code with such plan being taken into account.

                  17.3.2 "Cumulative Account" for any "employee" shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date," increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date." For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within twelve-month period ending on the "determination date." For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account"

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

shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the aggregation group. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in an "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

                  17.3.3 "Determination Date" shall mean with respect to any Plan Year the last day of the preceding Plan Year.

                  17.3.4 "Employee" shall mean any person (including a beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or any one of the four preceding Plan Years. Any "employee" other than a "key-employee" described in Subsection 17.3.5 shall be considered a "non-key employee" for purposes of this Article.

                  17.3.5 "Key Employee" shall mean any "employee" or former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                           (A)      an officer of a Participating Company or
Related Entity whose compensation (as defined in Section 5.4, exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

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

                           (B)      one of the ten persons employed by a
Participating Company or Related Entity both having annual compensation (as defined in Section 5.4) greater than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests (but at least more than a 0.5% interest) in a Participating Company or any Related Entity. For purposes of this Subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                           (C)      any person owning (or considered as owning
within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of all Participating Companies or Related Entities or stock possessing more than 5% of the total combined voting power of such stock;

                           (D)      a person who would be described in
Subsection (C) above if 1% were substituted for 5% each place the same appears in Subsection (C) above, and who has annual compensation of more than $150,000.

                           For purposes of determining ownership under this
Subsection, Section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%. For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of Subsections (b), (c) and (m) of
Section 414 of the Code apply.

         17.4 Combined Benefit Limitation. For purposes of the calculation of the combined limitation of Section 5.3, "1.0" shall be substituted for "1.25" each place the same appears in that Section. Notwithstanding the foregoing, this
Section 17.4 shall cease to be applicable for Limitation Years beginning after December 31, 1999.

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         17.5     Vesting. The Accrued Benefit of each Member shall remain 100%
nonforfeitable.

         17.6 Minimum Contribution. Minimum Participating Company contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in Section 5.4) or the highest percentage of compensation limited to $150,000 (or an increased amount permitted under a cost of living adjustment under Section 401(a)(17) of the Code) contributed for any "key employee" under Article IV. For purposes of determining the required minimum contribution, employer social security contributions and Salary Reduction Contributions shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of Section 3.1 shall receive any minimum contribution provided under this
Article XVII without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year, (ii) earnings level for the Plan Year or (iii) whether he elects to make Salary Reduction Contributions. If an "employee" participates in both this Plan and another defined contribution plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the other plan. Furthermore, if an "employee" participates in both this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.

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                                 ARTICLE XVIII.
                                  MISCELLANEOUS

         18.1 Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this Section shall be a complete discharge of any liability to make such payment.

         18.2 Reversions. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

                  18.2.1 Mistake of Fact. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                  18.2.2 Deductibility. To the extent deduction of any contribution determined by the Company to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

                  18.2.3 Limitation. No return of contribution shall be made under this Subsection which adversely affects the Plan's qualified status under regulations, rulings or other published

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positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contribution not been made.

                  18.2.4 Deferral Tests. This Subsection shall not preclude refunds made in accordance with Subsection 4.5.2.

         18.3 Plan to Plan Transfers. Except by resolution of the Board of Directors or pursuant to a binding agreement approved by the Board of Directors, the Administrator may not accept a transfer of assets from another Qualified Plan or transfer assets from this Plan to another Qualified Plan. Amounts transferred to this Plan shall be allocated to the Rollover Account. In addition, the amounts so transferred shall be accounted for separately to the extent necessary to satisfy Code Section 411(d)(6). For purposes of this Section, a Qualified Plan is any retirement plan covering employees within the United States which is qualified under Section 401(a) of the Code and whose assets are held by a trust exempt from taxation under Section 501 of the Code. Plan loans of Members may be transferred to another Qualified Plan if so provided in a binding agreement approved by the Board of Directors.

         18.4 Effective Date. The Plan as restated herein is effective as of the Restatement Effective Date, or such other applicable date as indicated herein. Prior to such effective date the rights and entitlements of any person shall be determined under the Plan as effective on the date the right or entitlement is claimed to exist.

         18.5 Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

         18.6 Interpretation. The Plan is a profit sharing plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement

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under Section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

         18.7 Employee Data. The Committee and the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

         18.8 Law Governing. This Plan shall be construed, administered and applied in a manner consistent with the laws of the Commonwealth of Pennsylvania where those laws are not superseded by ERISA.

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         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the
Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this________ day of__________, 2001.

Attest:                                                       ADVANTA CORP.

__________________________________                By____________________________
        Secretary

[Corporate Seal]

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